Exhibit 99.1

High Velocity Alternative Energy Corp.
Balance Sheet
As of December 31, 2007

Dec 31, 07
ASSETS
Current Assets
Checking/Savings
Fifth Third Bank	-20,648.42
Petroleum Products Corp Checkin	2,486.54
petty Cash	2,099.93
Wachovia-APPC	4,646.36
Total Checking/Savings	-11,415.59

Accounts Receivable
Accounts Receivable	458,017.58
Total Accounts Receivable	458,017.58

Other Current Assets
Loan Rec
APPC OIL	75,357.31
Triton Petroleum Group	118,039.81
Total Loan Rec	193,397.12

Total Other Current Assets	193,397.12

Total Current Assets	639,999.11

Fixed Assets
Equipment	9,700.00
Total Fixed Assets	9,700.00

TOTAL ASSETS	649,699.11

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
Accounts Payable	564,159.54
Total Accounts Payable	564,159.54

Other Current Liabilities
Loan
Adam Barnett	120,000.00
STAN CHASON	200,000.00
Total Loan	320,000.00

Total Other Current Liabilities	320,000.00

Total Current Liabilities	884,159.54

Total Liabilities	884,159.54

Equity
Net Income	-234,460.43
Total Equity	-234,460.43

TOTAL LIABILITIES & EQUITY	649,699.11

High Velocity Alternative Energy Corp.
Profit & Loss
October through December 2007

Oct – Dec 07
Ordinary Income/Expense
Income
Sales Income	371,348.85
Total Income	371,348.85

Cost of Goods Sold
Freight Costs	4,450.00
Materials - Cost of Goods Sold	15,420.93
Total COGS	19,870.93

Gross Profit	351,477.92

Expense
ASK THE ACCOUNTANT	4,323.50
Car/Truck Expense
Gas	645.76
Car/Truck Expense - Other	385.37
Total Car/Truck Expense	1,031.13

Electric	4,530.10
Insurance
General Liability Insurance	-2,285.87
Insurance - Other	14,790.14
Total Insurance	12,504.27

INTEREST EXPENSE	4,000.00
Mgt. Payroll & Expenses	34,803.44
Office Supplies	289.33
Outside services	12,670.00
Payroll Expense	27,957.88
petty cash garrison	200.00
Plant Supplies	1,796.15
Postage and Shipping	10.72
Printing and Reproduction	1,146.00
Professional Fees	3,848.39
Purchases
Effluent Tech	52,984.01
Purchases - Other	297,535.24
Total Purchases	350,519.25

Rent	17,500.00
SECURITY	121.83

Telephone and Fax	1,111.21
Uniform Expense	644.52
Water Bills	1,768.79
Windy City - R. Carter	1,402.04
Total Expense	482,178.55

Net Ordinary Income	-130,700.63

Other Income/Expense
Other Income
Other Income	3,836.67
Total Other Income	3,836.67

Net Other Income	3,836.67

Net Income	-126,863.96